Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use in the Registration Statement on Form S-1 and related prospectus of Coinmach Service Corp. for the registration of Class A common stock of our report dated May 24, 2005 relating to the consolidated financial statements and schedule of Coinmach Service Corp. and Subsidiaries, which appears in such Registration Statement and prospectus.
We hereby consent to the use in the Registration Statement on Form S-1 and related prospectus of Coinmach Service Corp. for the registration of Class A common stock of our report dated May 24, 2005 relating to the consolidated financial statements and schedules of Coinmach Laundry Corporation and Subsidiaries, which appears in such Registration Statement and prospectus.
We hereby consent to the use in the Registration Statement on Form S-1 and related prospectus of Coinmach Service Corp. for the registration of Class A common stock of our report dated May 24, 2005 relating to the consolidated financial statements and schedule of Coinmach Corporation and Subsidiaries, which appears in such Registration Statement and prospectus.
We also consent to the reference to us under the caption “Experts” in such Registration Statement and prospectus.
/s/ Ernst & Young LLP
New York, New York
November 16, 2005